UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2014

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

Warren Resources, Inc. held its Annual Meeting of Shareholders on June 10, 2014. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect each of Mr. Chet Borgida and Mr. Marcus C. Rowland as directors for a term expiring at the 2017 Annual Meeting, or until their successors are duly elected:

Name	For	Withhold	Broker Non-Votes
Chet Borgida	47,514,799	4,731,546	11,645,409
Marcus C. Rowland	47,857,927	4,388,418	11,645,409

All directors were duly elected.

Proposal 2. To approve an amendment to the Charter, as amended, to increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000:

For	Against	Abstain	Broker Non-Votes
49,363,300	13,958,050	570,404	—

The amendment to the Charter increasing authorized shares of common stock to 200,000,000 was approved.

Proposal 3. Ratification of the appointment of Grant Thornton LLP as independent auditors for 2014:

For	Against	Abstain	Broker Non-Votes
62,970,546	741,889	179,319	—

The selection of independent auditors was ratified.

Proposal 4. To approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2014 proxy statement:

For	Against	Abstain	Broker Non-Votes
50,190,907	1,651,946	403,492	11,645,409

On a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2014 proxy statement was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2014

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President, General Counsel & Corporate Secretary